Exhibit 10.12

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 230.406

LEASE AGREEMENT entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS, S. A. de C. V. (hereinafter referred to as IAMSA), herein represented by Mr. Jaime Roberts Vildosola) and INDUSTRIAL VALLERA DE MEXICALI, S. A. DE C. V., (hereinafter referred to as COMPANY), herein represented by Mr. Sergio Tagliapietra Nassri, Legal Representative, pursuant to the following RECITALS and CLAUSES.

RECITALS

I.- IAMSA declares that:

A.- It is a Company organized and existing under Mexican General Corporation Law, as per Public Instrument No. 13,602 dated August 8, 1955, before Notary Public Number One of the City of Mexicali, Baja California, Attorney Macedonio R. Gutierrez, registered under number 2900, pages 339, Volume XII, on November 3, 1955; this public Instrument was later amended through other instruments, including Public Instrument Number 229,855, dated August 14, 1987, before Notary Public as Associate in Protocol of Notary Ten of the Federal District, Attorney Francisco Lozano Noriega, wherein the actual denomination of INDUSTRIAS ASOCIADAS MAQUILADORAS, S. A. DE C. V. was adopted. IAMSA has as its corporate object the development and operation of Industrial Parks in the City of Mexicali, Baja California, Mexico, including that known as Las Californias Industrial Park.

B. Mr. Jaime Roberts Vildosola is its Legal Representative, as evidenced by in Public Instrument No. 230,465, volume 8965, dated September 28, 1987, executed before Attorney Francisco Lozano Noriega y Tomas Lozano Molina, Notary Public No. 87 of Mexico City.

C. IAMSA’s registration number at the Federal Registry of Tax Payers is: IAM-870622-MF4.

D. The address at which it has its principal place of business is Km. 10.5 on Highway to San Luis, Rio Colorado, Sonora, Mexicali, Baja California, Mexico.

E. IAMSA has established the “Palaco Industrial Park”, hereinafter referred to as the Industrial Park, and more specifically shown described on Exhibit “A”, which is attached hereto and made a part hereof.

F. The parties desire to enter into a lease regarding lot number 5, block number 3 & lot number 6 block East, with a total area of 20,892.22 square meters and a portion of the building located at Calzada del Oro #2001 int. 5 Parque Industrial Palaco, Mexicali, B.C. Zip Code 21600. The portion of the building which is subject of this Lease Agreement is constructed as a basic shell with warehouse area of approximately 95,000 square feet, which consists of a portion of the warehouse of the “Scotsdale” building module 5 with a total area of 17,000 square feet (see Exhibit “B”). This area includes production & warehouse (14,000 s.f.), parking, offices (1,500 s.f.), mezzanine (1,500 s.f.) and access to 2 loading docks. The property subject matter of this lease and the improvements, together shall hereinafter be referred to as Leased Property.

G. IAMSA has previously applied for and obtained financial loans through Mexican and Foreign Banking and Lending Institutions, with which funds, buildings and improvements located in the Industrial Park, are being constructed.

II.-COMPANY declares that:

A. It is organized under the Mexican General Corporation Law as per Public Instrument No. 22,079, Volume 349 executed on June 30, 1982, before Attorney Fernando Diaz Ceballos, Notary Public Number Four of the City of Mexicali, Baja California, properly registered in the Public Registry of Property and Commerce of this City of Mexicali, under number 2,039, on August 30, 1982. Such document was amended by means of Public Instrument Number 26,551, volume 511, dated January 8, 1987, before Attorney Eduardo Illades Villafana, Notary Public Number Six of the City of Tijuana, Baja California, duly registered in the Public Registry of Property and Commerce of this City of Mexicali, Baja California, under number 5,339, pages 457, of volume XIII, First Book, Commerce Section, that contains the change of denomination to INDUSTRIAL VALLERA DE MEXICALI, S. A. DE C. V.

B. Mr. Sergio Tagliapietra Nassri verifies his capacity as attorney-in-fact of COMPANY as per the Public Instrument No. 28,902 Volume 552 executed on November 27, 1987, before Attorney J. Eduardo Illades Moreno, Notary Public No. Six of the City of Tijuana, Baja California, properly registered in the Public Registry of Property and Commerce.

C. Company’s registration number at the Federal Registry of Taxpayers is IVM-861027-KH1.

D. The address at which it has its principal place of business is precisely the Leased Property subject matter of this Agreement.

CLAUSES

I. SCOPE OF LEASE AGREEMENT

On the express terms and conditions set forth hereinafter, the scope of this Lease Agreement is as follows: IAMSA hereby leases to COMPANY, and COMPANY hereby leases from IAMSA the building in the Industrial Park as precisely described in Exhibit “B”, referred to above, which is attached hereto and made a part hereof, and the improvements as more specifically described in Exhibit “C”.

It is expressly understood that COMPANY enters this agreement with the intention of fabricating “disposable medical products”.

II. CONSTRUCTION BY IAMSA

A. All improvements to the Leased Property have been constructed in accordance with specifications approved by IAMSA and COMPANY.

B. IAMSA shall perform all future improvements in accordance with all laws, ordinances, regulations, and orders of governmental authorities, and the Industrial Park Regulations which are attached hereto as Exhibit “D”.

C. IAMSA will proceed diligently with construction and completion of the improvements, so as to allow the use of previously designated areas for the purposes contemplated and in accordance with the Specifications.

D. COMPANY shall have the right to require changes in the Specifications during the course of construction provided that such changes do not unreasonably delay completion of Improvements and provided that COMPANY reimburses IAMSA upon demand for any additional costs incurred by IAMSA by reason of changes required by COMPANY. COMPANY hereby waives the right to object to any delay in completion caused by said changes in Specifications.

E. The Leased Property shall be considered ready for occupancy as of February 1st, 2001, on which date COMPANY will be able to use the Leased Property for those purposes previously contemplated and in accordance with the Specifications.

IAMSA shall diligently complete or repair, as soon as possible, any items or corrections not completed when the Leased Property is ready for occupancy.

F. Upon prior written consent of IAMSA, COMPANY may, at any time prior to the commencement of the term hereof, at its sole risk, enter upon and install such trade fixtures and equipment in the Leased Property as it may elect.

G. IAMSA hereby acknowledges that any and all construction improvements to be completed by IAMSA hereunder, either during the pre-lease term of afterwards, either with IAMSA’s employees or third parties contracted by IAMSA, will be the sole responsibility of IAMSA and therefore guarantees and warrants to COMPANY that such employees and third parties will be in full compliance with all pertinent construction and Social Security, tax, labor and other applicable Mexican laws and regulations.

III. INSTALLATIONS BY COMPANY

A. COMPANY may, at its expense, install on the Leased Property, such trade fixtures, equipment and furniture as it may deem necessary; provided that such items are installed and are removable without damage to the structural integrity of the Building and Improvements. Said trade fixtures, equipment and furniture shall remain COMPANY’s property and unless COMPANY is in default hereunder, shall be removed by COMPANY upon expiration of the term hereof, or earlier termination of this Lease. COMPANY may also install temporary improvements in the interior of the Building, provided that such improvements are installed and removed without damage to the structure of the Improvements. COMPANY shall repair, at its sole expense, all damage caused by the installation or removal of such trade fixtures, equipment, furniture or temporary improvements.

B. COMPANY shall perform all installations in accordance with all laws, ordinances, regulations, orders of government authorities, and the Industrial Park Regulations which are attached hereto as Exhibit “D”.

IV. LEASE TERM AND COMMENCEMENT DATE.

A.- Lease Agreement. Commencement Date, February 1st, year 2001 until January 31, year 2006.

B.- Term.- The term of this Lease shall be for five years, binding for the parties, commencing on the date stated in item A) above, and shall end on the last day of the last month of the 5th year of the term, full lease year, as said term is hereafter defined.

C. Lease Year. The term “Lease Year” as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the date of commencement of the term hereof or at occupancy of the Leased Property, if the date of commencement of the term hereof shall occur on the first day of a calendar month; if not then the first Lease Year shall commence upon the first day of the calendar month following the date of commencement of the term hereof.

D. Renewal of Lease Agreement. It is understood that LESSEE shall have the right to extend the term of this lease agreement after termination of the original term. LESSEE shall notify LESSOR in writing, at least 180 days prior to the termination of the original term, regarding it’s intention to exercise this option. If no written notice is received prior to such period, it is understood that the LESSEE has no intention to renew the lease and consequently shall immediately proceed to vacate the premises was stated hereunder. It is also agreed that the payment rent during the first year of the extension period, will be the same in force during the last year of the original lease term, reflecting only the annual increasing as established in Clause V, paragraph A of this lease agreement.

V. RENT.

A. Lease.- As fixed rent for the Lease of the Leased Premises during the Lease Term hereof, COMPANY shall pay to IAMSA the amount equivalent to […***…] currency of the United States of America) equivalent to […***…] currency of the United States of America), plus the Value Added Tax, per square foot per month for Module 5 (17,000 s.f.), payable precisely in such currency or its equivalent in Mexican Currency at the rate of exchange prevailing at the time of payment for the sale of dollars at Banco BITAL, Las Californias Branch. Such amount shall be payable in advance on the first day of each month, as of the first day of February of the year two thousand and one, at the address of IAMSA. Said rent shall be adjusted annually to reflect the increase of the Los Angeles-Anaheim-Riverside Consumer Price Index on each anniversary of the lease term.

B. Maintenance fee. COMPANY shall pay a monthly maintenance fee for the building, which covers the costs of landscaping, public lighting, street up-keep, security guard, common area litter removal and external building maintenance, at the rate of […***…] per square feet plus the Value Added Tax, payable jointly with the monthly rent. Such fee shall be adjusted annually to reflect the increase of the Los Angeles-Anaheim-Riverside Consumer Price Index on each anniversary of the lease term.

If such rent and maintenance fee are not paid within (5) days after the first day of any given month, it shall become delinquent and late payment penalty will be applied of 5% of the monthly rent.

IAMSA and COMPANY hereby agree that maintenance for specific equipment such as A/C units, compressors, electrical transformers, will be COMPANY’s sole responsibility. For such purpose, COMPANY will obtain a maintenance policy covering said specific equipment property of IAMSA and COMPANY shall assume all liabilities concerning it’s own equipment. Further, COMPANY shall obtain an insurance on such equipment and improvements property of IAMSA, in an amount sufficient to provide for their replacement in the event of damage, naming IAMSA as the beneficiary.

C. Notwithstanding the above statements, COMPANY will pay the rent provided for in the above, at the address of IAMSA as set forth in this Agreement, or at the address of the banking financial institution or to any assignee of IAMSA, as IAMSA may direct, under the terms of Clause XIII of this Lease Agreement.

* Confidential Treatment Requested

D. Prorate.- The rent for any partial month shall be prorated.

E. Liquidated Damages. Termination by IAMSA of this Lease Agreement due to a default of COMPANY, prior to or during the first six (6) months of the Lease Term, or termination by COMPANY without cause, entitles IAMSA to apply as liquidated damages all sums paid or deposited by COMPANY, as prepaid rent or as a security deposit, in addition to any other rights of IAMSA provided for herein.

F. Setoff. The payment of any rent due under this Lease, shall not be withheld or reduced for any reason whatsoever, and COMPANY agrees to assert any claim, demand, or other right against IAMSA only by way of an independent proceeding.

VI. USE.

The Leased Property shall be used and occupied for any Lawful industrial purpose not in violation of the Industrial Park Regulations attached hereto as Exhibit “D”. COMPANY shall promptly and adequately comply with all laws, ordinances and orders of all governmental authorities affecting the Leased Property or that may be a menace to other occupants of the Industrial Park.

VII. INSURANCE.

A. Fire and Other Insurance.- Effective as of the date of commencement of the Lease, COMPANY will obtain insurance covering the building, building improvements, its contents and third parties damages, in an amount sufficient to provide for their replacement. All insurance policies will name IAMSA as the beneficiary. If such policies are not obtained on or before the commencement date, IAMSA will contract an insurance policy equivalent to cover such contingencies and COMPANY will be responsible to reimburse IAMSA the amount for the corresponding premiums immediately upon demand.

B. Form and Delivery of Policies.- Each insurance policy referred to in the preceding paragraphs shall be in a form approved by the Department of Finance and Public Credit and written with one or more companies licensed to do insurance in Mexicali, Baja California, Mexico, and shall provide that it shall not be subject to cancellation or change, except after at least 30 days prior written notice to IAMSA. Prior to the Commencement Date of the Lease Term, each of the parties shall procure and maintain such Insurance deemed necessary to cover its liabilities and property. COMPANY shall deliver to IAMSA the corresponding policies within thirty (30) days following the date of signature of the agreement.

VIII. TAXES AND ASSESSMENTS.

With the exception of the income tax and fixed asset tax imposed on IAMSA, which shall be borne by IAMSA, COMPANY shall pay all taxes and assessments of every kind, which are or may be at any time during the Leased Term levied against the Leased Property, the Lease Agreement, or COMPANY. All such taxes and assessments shall be paid by COMPANY, and receipt showing their payment delivered to IAMSA before such taxes and assessments become delinquent.

All taxes which shall become due for the first and last years of the Lease Term shall be distributed proportionally between IAMSA and COMPANY in accordance with the respective numbers of months during which each party shall be in possession of the Leased Property. COMPANY also agrees to pay all taxes and assessments of every kind levied upon any and all personal property of COMPANY, its successors and assigns, whether same shall or may become a lien upon the Leased Property. All such taxes and assessments shall be paid by COMPANY before the same become delinquent.

IX. REPAIRS, ALTERATIONS AND IMPROVEMENTS.

A. IAMSA

1. After receipt of written notice from COMPANY, IAMSA, at its expense shall, with minimum interference of COMPANY’s normal use of the Leased Property, diligently proceed to repair any structural defects in the roof or exterior bearing walls, as constructed by IAMSA, excepting normal use, wear and damage. IAMSA shall not be liable for any damages, and shall not be obligated to make any repairs due to damages caused by any negligent act or omissions of COMPANY, its employees, agents, invitees or contractors. IAMSA shall have no other obligation to maintain or repair any other portion of the Leased Property, except for the repair of those improvements constructed by IAMSA for COMPANY for a period of one year after its completion. IAMSA shall not be liable to COMPANY for any damage resulting from IAMSA’s failure to make repairs, unless COMPANY has notified IAMSA of the need for such repairs, and IAMSA has failed to commence such repairs within seven (7) working days after said notice has been given and has failed to complete the same in a diligent manner in the case of urgent matters.

2. If IAMSA fails to make the repairs described in Clause IX, “A”, COMPANY may, but shall not be required to, make or cause such repairs to be made, and IAMSA shall, on demand, immediately pay to COMPANY the cost of the repairs.

B. COMPANY

1. COMPANY, at its expense, shall keep and maintain in good order and repair, except for normal use and wear, all of the Leased Property, including improvements, except for those obligations of IAMSA stated in paragraph “A”, 1, of this Clause including but not limited to, all plumbing, sewage and other utility facilities that are within the Leased Property, as well as fixtures, partitions, walls (interior and exterior, including painting as often as necessary), floors, ceilings, signs, air conditioning, electric installations, heating, and similar equipment, doors, windows, plate glass and all other repairs to the Leased Property. COMPANY at its expense, shall repair all leaks except those caused by structural defects in the roof and exterior walls. The plumbing facilities shall not be used for any other purpose than that for which they were constructed. The expense of any breakage, stoppage or damage resulting from a violation of this provision, shall be borne by COMPANY. COMPANY shall store all trash only temporarily within Leased Property, and shall arrange for the regular pick-up of trash at COMPANY’s expense. COMPANY shall not burn any trash of any kind in or about the Leased Property or the Industrial Park or near it.

2. COMPANY shall require IAMSA’s written consent to make any alterations, improvements or additions to the exterior walls and roof of the Leased Property with a cost exceeding US$5,000.00 (FIVE THOUSAND DOLLARS 00/100 CURRENCY OF THE UNITED STATES OF AMERICA). COMPANY shall not damage any floors, walls, ceilings, partitions, or any wood, stone or ironwork on or about the Leased Property in connection with the construction of any such alterations or improvements.

3. COMPANY shall keep the Leased Property free and clear of all encumbrances and liens arising out of acts or omissions of COMPANY, including those arising out of acts or construction done or ordered by COMPANY. However, if by reason of any work performed, materials furnished or obligations incurred by COMPANY with any third party, or any other act or omission by COMPANY, IAMSA is made liable or involved in litigation, COMPANY shall hold harmless and indemnify IAMSA including any costs and expenses, and attorney’s fee incurred by reason thereof. Should COMPANY fail fully to discharge any such encumbrances or liens within thirty (30) days after the date the same appears of record or fail to provide a bond acceptable to IAMSA in case of litigation, IAMSA at its option, may pay all or any part thereof. If IAMSA pays any such lien or encumbrances or any part thereof, COMPANY shall, on demand, immediately pay IAMSA the amount so paid, together with interest at the rate of 30 percent (30%) per annum from the date of payment. No lien or encumbrance any character whatsoever created by and act or omission by COMPANY shall in any way attach or affect the rights of IAMSA over the Leased Property. Although, if COMPANY by any reason of any work performed, materials furnished or obligations incurred by IAMSA with any third party, or any other act or omission by IAMSA, COMPANY is made liable or involved in litigation, IAMSA shall hold harmless and indemnify COMPANY including any costs and expenses, and attorney’s fee incurred by reason thereof. Should IAMSA fail fully to discharge any such encumbrances or leins within thirty (30) days after the date the same appears or record or fail to provide a bond acceptable to COMPANY in case of litigation, COMPANY its option, may pay all or any part thereof. If COMPANY pays any such lien or encumbrances or any part thereof, IAMSA shall, on demand, immediately pay COMPANY the amount so paid, together with interest at the rate of 30 percent (30%) per annum form the date of payment.

4. As stated in this Lease Agreement, COMPANY, at its expense, shall have active all the time (immediately after guaranties expire), a maintenance policy, for the all the equipment provided by IAMSA such as air conditioning units and restrooms extractors; COMPANY shall deliver to IAMSA a copy of the existing maintenance policies, within twenty (20) days following the date of signature of this agreement.

5. LESSOE guarantees that all plumbing, sewage and other utility facilities that are within the Leased property and all the items referred on the above paragraph are duly working at the time the COMPANY moves in.

X. UTILITY SERVICES

During the term of this Lease Agreement, COMPANY shall promptly pay for any and all public and other utilities services furnished to the Leased Property, including but not limited to, water, gas, electricity, telephone and trash pick-up charges, and hook-up services. IAMSA will assist COMPANY in obtaining all such utility services if such becomes necessary. All contracts necessary for the installation of any services to the leased property such as water, drainage and telephone hook up fees if any, as well as any KVA installation fees by the Mexican Federal Electric Commission and the electricity hook up fees usage charged will be totally paid by COMPANY.

XI. RIGHT-OF-WAY.

IAMSA is hereby granted a right-of-way upon, across, and under the Leased Property for ingress, egress, installations, replacing, repairing and maintaining all utilities, including but not limited to water, gas, telephone, all electricity and any television or radio antenna system serving the Leased Property. By virtue of this right-of-way it shall be expressly permissible for the electrical and/or telephone companies to erect and maintain the necessary poles and other necessary equipment on the Leased Property; provided, that in exercising any right IAMSA may have under Clause XI, IAMSA agrees to cause only a minimum interference with COMPANY’s use and possession by COMPANY of the Leased Property.

XII. ASSIGNMENT AND SUBLETTING.

A. COMPANY shall have the right, upon prior written authorization from IAMSA, to assign or transfer or sublease this Lease Agreement or any interest therein or to permit the use of the Leased Property to any person or company, provided however that in the event of any such assignment, transfer or sublease, COMPANY shall remain liable for all its obligations under this Lease Agreement. It is expressly agreed by the parties, that taking into account that the guaranty letter herein attached is duly signed by MASIMO Corporation, a Delaware Corporation, the above mentioned written authorization form IAMSA to assign to transfer or sublease this lease agreement, will not be necessary whenever the assignee or transferee is a company controlled or subsidiary or pertaining to the same business group of MASIMO Corporation. In this event, the assign, transfer or sublease of this lease agreement will produce no extra charge, and shall be done under the same covenants herein agreed.

B. IAMSA shall have the right to assign and reassign, from time to time, any or all of the rights and obligations of IAMSA in this Lease Agreement or any interest therein, without COMPANY’s consent, provided that no such assignment or reassignment shall impair any of the rights of COMPANY herein, and provided further, that IAMSA shall remain liable for all of its obligations under this Lease Agreement, asserting directly against such assignee any defense, setoff, or counterclaims which COMPANY may have against IAMSA or any other person. However, COMPANY hereby specifically waives, with respect to withholding of rent, any preventive measures intended to guarantee payment of such claim, as provided by the Code of Civil Procedures.

XIII. SUBORDINATION.

During the term of this Lease Agreement, IAMSA shall have the right to encumber its interest in the Leased Property or in this Lease Agreement for any purpose it deems convenient and COMPANY shall and hereby does subordinate its interest in this Lease Agreement and in the Leased Property to such encumbrances. However, in the event such encumbrances are foreclosed upon or judicially enforced, the one who holds the encumbrance shall agree to respect this Lease Agreement and accept the performance by COMPANY of its obligation hereunder. COMPANY shall execute any agreement which may be required by IAMSA in regard with such subordination and submit whatever public finance data may reasonable be requested by any trust insurance company, bank or other recognized lending institution.

Once IAMSA notifies COMPANY in writing that the former has assigned its interest in this Lease Agreement to any lending institution as security for a debt or other obligation of IAMSA, IAMSA shall not have the power to amend this Lease Agreement so as to reduce the rent, decrease the term or modify or negate any substantial obligation of COMPANY in the terms hereof, or agree to rescind this Lease Agreement without the written consent of such lending institution. Such obligation shall continue until the lending institution has notified COMPANY in writing that such assignment has been terminated, in the understanding that if IAMSA fails to obtain such lending institution’s approval to carry out the foregoing, the amendment of the terms above mentioned shall have no effect whatsoever as against such lending institution. In addition, if the lending institution shall notify COMPANY in writing requiring the payment of rents hereunder directly to such lending institution or its representative, then COMPANY shall be obligated to pay such lending institution or its representative each subsequent rental coming due under this Lease Agreement (together with any unpaid rent then past due), until the date on which such lending institution notifies COMPANY authorizing payment of rent to IAMSA or other party entitled thereto. COMPANY understands and agrees that except for the advanced security deposit provided for in the Miscellaneous Section hereunder, at the request of IAMSA, shall provide a statement that no advanced payment has been made; such document shall be binding upon COMPANY as against the lending institution to which this Lease Agreement may be assigned. In addition, the lending institution shall not be bound to recognize those payments made to IAMSA after the COMPANY has received notice requiring payments to be made to such lending institutions.

XIV. ACCESS TO LEASED PROPERTY.

Without undue interference to COMPANY’s operation, IAMSA or its authorized representatives shall have the right to enter the Leased Property during all COMPANY business hours, and in emergencies at all times, to inspect the Leased Property and to make repairs, additions or alterations to the Leased Property. For a period commencing ninety (90) days prior to the termination of this Lease Agreement, IAMSA shall have access to the Leased Property for the purpose of exhibiting it to prospective tenants and may post usual “For Sale” or “For Lease” signs upon the Leased Property and COMPANY shall have the right to accompany any representatives of IAMSA and prospective tenants.

XV. DAMAGE OR DESTRUCTION.

A. Total.- In the event that the whole or a substantial part of the Leased Property is damaged or destroyed by fire, act of nature, or any other cause, so as to make COMPANY unable to continue the operation of its business, IAMSA and COMPANY shall, within ten (10) days from such destruction, determine whether the Leased Property can be restored within the following four (4) months. If IAMSA and COMPANY determine that the Leased Property cannot be restored within four (4) months, either IAMSA or COMPANY shall have the right and option to immediately terminate this Lease Agreement, by advising the other thereof by written notice. If IAMSA and COMPANY determine that the Leased Property can be restored within said four (4) months, IAMSA shall proceed diligently to reconstruct the Leased Property, without obligation to COMPANY for payment of rents during such reconstruction period and until such time that the Leased Property is delivered to COMPANY. In the event of total damage occurs, and a reconstruction period take place, IAMSA will put its best efforts to re-locate COMPANY to another IAMSA property as it may be available, only for the reconstruction period, and in order to help COMPANY with its continuing operations.

B. Partial.- In the event the said damages were caused only to a portion of the Leased Property and that said destruction does not prevent COMPANY from continuing the normal operation of its business on the Leased Property, IAMSA and COMPANY shall repair said damage, each party reconstructing that portion of the Improvements for which it was responsible in the original construction, providing that during the period corresponding for the repair and restoration of IAMSA’s Improvements, the rent payable hereunder by COMPANY shall be equitably prorated to the interference with COMPANY’s use and possession of the Leased Property caused by such damage and repairs.

XVI. LIMITATION OF LIABILITY.

Except for intentional or negligent acts or omissions of IAMSA, its agents or employees, IAMSA shall not be liable to COMPANY or to any other person whatsoever for any loss or damage of any kind or nature caused by the intentional or negligent acts or omissions of COMPANY or other occupants of the Industrial Park or of adjacent property, or the public, and other causes beyond the control of IAMSA, including but not limited to any, failure to furnish or any interruption of any utility or other services in or about the Leased Property. COMPANY recognizes that additions, replacements and repairs to the Industrial Park will be made from time to time, provided that the same shall not substantially interfere with COMPANY’s use and enjoyment of the Leased Property.

XVII. INDEMNIFICATION.

COMPANY agrees to indemnify and save IAMSA harmless from any injury or damage, or lawsuit of any kind or nature whatsoever, arising from any negligent acts or omissions of COMPANY, or its contractors, licensees, agents, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Leased Property, or the areas adjoining the Leased Property, and from and against all costs and expenses, including attorney’s fees, incurred thereby.

IAMSA indemnifies and holds COMPANY harmless from any injury or damage to COMPANY or its agents or employees, and from any and all liability for injury to third persons, or damage to the property by third persons while lawfully upon the Leased Property, occurring by reason of any negligent acts or omissions of IAMSA, its agents or employees, and from and against all costs, and expenses, including attorney’s fees, incurred thereby.

XVIII. NOTICES.

All notices under this Lease Agreement shall be forwarded to the addresses of the parties mentioned in the Recitals above or such other address as may from time to time be furnished by the parties hereto. Said notices shall be in writing and shall be deemed given fourteen (14) days after the date sent by mail, or personal delivery if applicable. Duplicate notices shall be sent by certified airmail, postage prepaid, to such additional addresses as may from time to time be requested in writing by the parties hereto.

XIX. COMPANY’s DEFAULT.

A. Each of the following shall be a default of COMPANY:

1. Vacating or abandonment of the Leased Property. IAMSA shall consider the building abandoned when COMPANY closes its operation, terminates all employees and stops making payment of rent for one or more months. Under such circumstances IAMSA may proceed to take over the building after notifying COMPANY under the terms hereunder provided, and no answer is received for a period of fifteen (15) days following such notice. For such purpose, IAMSA is hereby expressly authorized by COMPANY to request the competent Court under a voluntary jurisdiction procedure to be given possession of the building using any legal means provided by Law, and expressly waiving COMPANY the right to be notified due to prior notice of abandonment. This procedure shall be observed independently of any other remedies of IAMSA as provided hereunder. Consequently COMPANY hereby expressly consents and submits to such action, waiving expressly any action to file any claim against IAMSA and/or its representatives for any such taking over.

2. Failure to pay any installment of rent due and payable hereunder upon the date when said payment is due, as provided for in clause “V”, paragraph “A” hereunder, following fourteen days after COMPANY receives written notice.

3. Default in the performance of any covenant, agreement or obligation hereunder, said default, except for default in the payment of rents, continuing for fifteen (15) days after written notice thereof is given by IAMSA to COMPANY (or for any reasonable period necessary for COMPANY to cure said default given by IAMSA);

4. A general assignment by COMPANY for the benefit of creditors;

5. The filing of a voluntary petition in bankruptcy by COMPANY or the filing of an involuntary petition by COMPANY’s creditors, said petition remaining undischarged for a period of ninety (90) days;

6. The appointment of a Receiver to take possession of substantially all of COMPANY’s assets or of the Lease Property, said receivership remaining undissolved or unstayed for a period of thirty (30) days; or

7. Failure by COMPANY to comply with any and all applicable laws and regulations of any Environmental Agency of the Government of Mexico, in connection with the use or operation of any equipment by COMPANY that may be considered as contaminating by such Governmental Office, and failure to comply with any and all recommendations so given by said Governmental Office in connection therewith.

B. Upon the occurrence of any of the foregoing defaults, IAMSA shall have the right, at its option, and in addition to other rights or remedies granted by law, including the right to claim damage, to immediately rescind this Lease Agreement and evict COMPANY from the Leased Property, independently of the right granted under paragraph A-1) of this Clause.

XX. RIGHT TO CURE DEFAULTS.

In the event of COMPANY’s breach of any term or provision herein, (except payment of rents and maintenance fee) IAMSA may, without any obligation to do so, at any time after ten (10) days written notice, cure such breach or default or make repairs to the Leased Property, for the account and at the expense of COMPANY. If IAMSA, by reason of such breach or default, pays any money or is compelled to incur any expense including attorney’s fees, the sums so paid or incurred with all interest, cost and damages, shall be paid by COMPANY to IAMSA on the first day of the month after such expenses are incurred.

If any installment of rent or any other payment is not paid promptly when due, it shall bear interest of five percent (5%) percent per month from the date on which it becomes delinquent until paid in full. This provision is not intended to release COMPANY from any defaults in the making of any payment at the time and in the manner herein specified. The foregoing interest, expenses and damages shall be recoverable from COMPANY by exercise of IAMSA’s right to recover damages under this Clause XX. Nothing in this Clause XX affects the right of IAMSA to indemnification by COMPANY in accordance with Clause XVII above, for liability arising prior to the termination of this Lease for personal injuries or property damage.

XXI. WAIVER.

In the event IAMSA or COMPANY does not compel the other to comply with any of the obligations hereunder, such action or omission shall not be construed as a waiver of a subsequent breach of the same or any other provision. Any consent or approval shall not be deemed to waive or render unnecessary the consent or approval of any subsequent or similar act by COMPANY or IAMSA.

XXII. CERTIFICATES.

Within ten (10) days of receipt of a written request made by IAMSA, COMPANY shall deliver to IAMSA a statement in writing certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified); the dates to which the rent and any other charges have been paid in advance; and that IAMSA’s Improvements have been satisfactorily completed. It is intended that any such statement may be relied upon by any person, prospective purchaser or lending institution interested in the Leased Property.

XXIII. HOLDING OVER.

If COMPANY should remain in possession of the Leased Property, due to COMPANY’s omission or negligence, after the expiration of this agreement, COMPANY shall pay IAMSA a conventional monthly penalty equal to one hundred and twenty percent (120%) of the amount of the monthly rent, as of the expiration date of the Lease Agreement until COMPANY has delivered to IAMSA possession of the Leased property or executed a new Lease Agreement. This provision shall not be construed as granting any right to COMPANY to remain in possession of the Leased Property after the expiration of the Lease Term. COMPANY shall indemnify IAMSA against any loss or liability resulting from the delay by COMPANY in surrendering the Leased Property, at the expiration of this Lease Agreement, waving any right granted by law.

XXIV. SURRENDER.

On the last day of the term of this Lease Agreement, or the sooner termination thereof pursuant to other provisions hereof, COMPANY shall quit and surrender the Leased Property, broom clean, in good condition together with all alterations, additions and improvements that may have been made to the same, except furniture, machinery and equipment owned by COMPANY. Upon the termination of this Lease Agreement, COMPANY, unless it is in default hereunder, shall immediately remove all of its property, and all property not removed shall be deemed abandoned by COMPANY. At all times COMPANY shall immediately repair any and all damage caused to the Leased Property by the removal of COMPANY’s property.

XXV. QUIET ENJOYMENT.

IAMSA agrees that COMPANY, upon paying the rent and all other charges provided for herein and upon complying with all of the terms and provisions of the Lease Agreement, shall lawfully and quietly occupy and enjoy the Leased Property during the Lease Term.

XXVI. MISCELLANEOUS.

A. This document contains all of the agreements and conditions made between the parties, and may not be modified orally or in any matter other than by a written agreement signed by the authorized representatives of the parties.

B. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction, to be invalid, void or unenforceable, the remaining terms, covenants, conditions or provisions of this Lease or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

C. In the event that either party should bring an action against the other party for the possession of the Leased Property, or for the recovery of any sum due hereunder, or because of the breach of default of any covenant in this Lease Agreement, the prevailing party shall have the right to collect from the other party its relevant costs and expenses, including attorney’s fees.

D. Every payment and obligation required by this Lease Agreement, shall be paid and performed on the date specified for such payment or performance and no delay or extension thereof shall be permitted.

E. The titles and subtitles to the Clauses of this document shall have no effect on the interpretation of the terms and provisions contained in this Lease Agreement.

F. Advanced Payment. IAMSA hereby acknowledges having received from COMPANY the amount of $[…***…] as a three month security deposit and $[…***…] for first month rent. Deposit will not be applied to the last month’s rent and will be returned in full after COMPANY has no payments due at the end of the lease contract.

G. The parties agree that this Lease Agreement shall be governed by the Laws of the State of Baja California. For everything pertaining to the interpretation and compliance of this Lease Agreement, the parties thereby expressly submit to the

* Confidential Treatment Requested

jurisdiction of the Civil Courts of the City of Mexicali, Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

H. Whenever the prior consent of either party, written or otherwise, is required as a condition for the execution of any act by the other party, such party agrees not arbitrarily to withhold such consent.

I. Each party shall execute such further documents as shall be requested by the other party, but only to the extent that the execution of said documents is to give legal effect to the rights set forth in this Lease Agreement.

J. Submission of this instrument for examination or signature by COMPANY does not constitute a reservation of or option to lease, and it is not effective as a Lease Agreement until execution and delivery by both IAMSA and COMPANY.

K. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to IAMSA, such reference shall be deemed to refer to the person in whom the interest of the lessor hereunder shall be vested. Any successor or assignee of COMPANY who accepts an assignment of the benefit of this Lease and enters into possession of enjoyment hereunder, shall thereby assume and agree to perform and be bound by the covenants and conditions hereof.

L. This Agreement and each and all of its stipulations as drafted, are for the sole and exclusive use by IAMSA with its lessees. Its contents shall not be disclosed to or used by other parties, for any other purpose whatsoever.

M. All Exhibits mentioned hereunder shall be signed by all parties involved, and shall be enforceable together with Lease Agreement.

N. COMPANY shall assure that a GUARANTY (see Exhibit “E”) is given by “MASIMO Corporation” to insure the adherence by COMPANY of all of the conditions, covenants, obligations, liabilities and agreements set forth in this Lease Agreement.

O. This Lease Agreement shall be executed in both English and Spanish, and that in case of any controversy arises, the Spanish version will prevail over the English one.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement in the City of Mexicali, State of Baja California, Mexico, on the        day of January, year two thousand and one.

INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.		INDUSTRIAL VALLERA DE MEXICALI, S.A. DE C.V.

/s/ Ing. Jaime Roberts		/s/ Ing. Sergio Tagliapietra Nassri
Ing. Jaime Roberts		Ing. Sergio Tagliapietra Nassri
Legal Representative		Legal Representative

WITNESSES:

/s/ Juses Gutiz

EXHIBIT C

BUILDING IMPROVEMENTS

OFFICE AREA:

•	Lighting

•	A/C Unit

•	Vinyl tile floors

•	Drop ceiling

•	Restrooms

PRODUCTION AREA:

•	Restrooms (up to 75 employees)

•	A/C

•	225 KVA electrical substation w/transformer

•	Lighting

•	One drinking fountain w/sink

BUILDING FEATURES

•	1,500 s.f. of mezzanine space

•	15,000 s.f. office space with two private rooms and one open area

•	Two loading docks in production area

•	R-19 roof insulation in all of module

•	Sealed floor with Ashford sealer

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EXHIBIT D

01/10/01

INDUSTRIAL PARK REGULATIONS

INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A. DE C.V.

I. OBJECTIVE

This document has been prepared to assure proper development and use of the land at IAMSA INDUSTRIAL PARK. It is intended to defend the benefits offered to companies that arrive to form a part of the community of our Park. The information as presented does not interfere and shall be incorporated to the rules and regulations established by Governmental Authorities that rule regulate the development and services in the City of Mexicali, Baja California.

All designs for amendments concerning remodeling or adaptations of new elements to the building, offices, signs and symbols, landscaping, parking spaces, pavements, subdivisions, location and relocation of equipment, loading and unloading zones, exterior illumination, etc., must be submitted for review before such changes are made, to the Park Administrator for approval and if such be necessary, for the approval of the corresponding governmental office.

II. CRITERIA FOR USE OF LAND

A.	Acceptable Uses.- Light industry (research and development) or warehousing subject to the following restrictions:

1.	Use or operation must be performed or executed within the building.

2.	No user or operations, or uses that produce or cause the following effects will be allowed:

a)	Intense noise, sounds or vibration

b)	Unpleasant or repulsive odors.

c)	Dust, dirt, ashes, smoke or any other source of environmental contamination.

d)	Unusual fire or hazardous explosives

e)	Electromagnetic interference

f)	Residual contaminated water or hard to recycle.

B.	Special uses.- The following uses are a support to the Industrial Park and shall be submitted to our Group to be approved if such are justified:

1.	Office Buildings related with, or as support to the activities generated within the Industrial Park.

2.	Places designed for the consumption and retail sale of food to the general public.

3.	Prohibited Uses of land.- The following uses are not permitted:

4.	Residential

5.	Haul yards for mobile houses and recreational vehicles.

6.	Bus Terminals

7.	Deposit yards for dismantling of vehicles or machinery or business for automobile used parts, etc.

8.	Commercial excavating for extraction of construction materials.

9.	Drilling for extraction of petroleum, gas, or other carbohydrate substances.

10.	Raising of Livestock or other animals

11.	Activities related to the reproduction, incubation, storage and sacrifice of animals as well as processing of fat, bones, meat or remains of this same activity.

12.	Refining of petroleum and its derivatives.

13.	Auctions or sales to the public in general, except prior approval from IAMSA Group in writing in the Agreement.

14.	Production or manufacture of cement, lime, asphalt, gypsum, fireworks, natural resins, etc.

15.	Processing of sugar and its derivatives

16.	Cemeteries

C.	IAMSA will establish the mechanisms to regulate unpleasant odors, noses, smoke, residues, residual water, remains, and in general waste materials, and other problems that may affect the operation of the Park, its image or property.

III. SPACE ALLOCATION AND DIMENSIONAL STANDARS

A.	Lot sizes.- The size of the lots was determined by IAMSA and shall not be subdivided under any circumstances without approval.

B.	Construction Factors.- The ratio of the areas constructed as to the site is as follows:

1.	Maximum area constructed 60%

2.	Minimum open area 40%

3.	Parking: as per architectural project

C.	Heights.- Maximum height of any structure is 12 meters (approximately = 40 feet)

D.	Limits.- The following measures are minimal and are originated at the limit of the property.

1.	The front yard is established in 6 meters approximately (approximately 20 feet). This space is for landscaping, decorative fence (optional), sidewalks, driveway and company logos.

2.	Side yard: 6.0 meters

3.	Back yard: 6.0 meters

E.	Loading Areas and Outdoor Storage

1.	Loading areas: Each building has been allotted sufficient space for truck parking within each lot. The streets may be used only for maneuvering.

2.	Outdoor storage.- Must be approved by IAMSA and if so authorized, must preferably be located in the back yard. This area must be protected with a visual screen approved by IAMSA.

3.	Wastes and trash.- There may not be visible accumulation of trash and waste materials. The areas designated to store, accumulate and pick up trash shall be behind a visual screen, as well as the area so as to prevent to be visible from the streets.

4.	Rest areas.- Each occupant shall provide an open green are for their employees.

5.	Non-specified areas.- Any area without any specific use will be allowed as green are or covered with gravel.

F.	Parking areas.- No parking will be allowed in the street, consequently each construction project shall provide with adequate space for parking outside the street for specific need of each user.

The user has the obligation to mark visitors and employees parking spaces. The parking areas shall have adjacent space for landscaping and screens to minimize its visual impact.

G.	Design Characteristics.- Design characteristics shall be considered as an environmental element. All characteristics of design including installations for outside lighting must be approved by IAMSA. Designs include benches, shades, canopies, signs, posts, fountains, sculptures, etc.

IV. BUILDING DESIGN

A.	Concept of Site Plan

A wide variety of architectural designs and materials are permitted, provided that there is harmony with the exterior design of the building, excluding all constructions that disrupt the environmental harmony.

B.	Facades

The colors, materials, exterior finishing, and forms used in the building shall be in the same height levels. The exterior walls may be concrete block without finishing, smooth concrete finishing, “pre-cast” concrete or a similar approved material. Corrugated or metal sheets, asbestos, or similar materials will be restricted for walls, except with the approval of IAMSA.

C.	Mechanic Equipment

All mechanic equipment such as ducts, ventilators, extractors, air-conditioning units and ventilators, including those on the roof, shall be hidden with screen that forms a part of the architectural design to minimize visibility.

D.	Non-decorative Fences, block and brick walls.

These may only be used in the limits with adjacent and/or rear lots. May be used only if necessary in restricted green areas. The use of tin, wood, smooth concrete, chain link wire, etc. is restricted. It is required to use materials with architectural criteria similar to the existing buildings. It is permitted to use chain link fences only in side and rear limits.

E.	Signs

The installation or alteration of exterior signs including traffic sign, shall be submitted and approved by IAMSA. Under no circumstances or purpose will be authorized the placing of advertising or canvas signs in the exterior of the building, on the fence or in any manner that alter the image of the building or its surroundings. For such purpose, the occupant, owner or lessee of the building shall at all times, request authorization from IAMSA prior to the execution of such actions.

F.	Exterior installation of the Name of the Company

It is the obligation of each lessee, to install for its own account the name of the Company in the area designated for such purpose. Such shall be of individuals acrylic letters, with the following measures: 32 inches height, and width proportional to the letter. Thickness, 2 inches.

V. MAINTENANCE

Fees.- A maintenance fee will be charged to all occupants of the Park, as may be established in the Lease, Sublease, Sales Agreements, or any other type of agreement. The total cost will include maintenance of the streets, landscaping, public lighting and sport areas.

VI. SUPERVISORY COMMITTEE

IAMSA has organized a Supervisory Committee consisting of three members, one an OCCUPANT of the Park and two representatives of IAMSA, with all Supervisory faculties regarding compliance with these Regulations, and to assure that the installations of their establishments do not represent a nuisance to occupants, or that cause deterioration to such property and to the Park installations.

The Supervisory Committee will have the following functions and faculties:

a)	Supervise the exact compliance of the obligations established in these Regulations.

b)	Notify IAMSA of any deficiencies and violations to the stipulations of these Regulations.

c)	Impose the corresponding sanctions.

d)	The Committee will notify IAMSA any violations to the Regulations as well as the sanctions imposed so as to allow IAMSA to take the necessary measures to enforce such sanctions.

e)	The faculties established by the Committee will be exercised by any two members of the Committee.

f)	Once the Committee notifies an occupant, with a copy to IAMSA regarding any violation of the rules established in these Regulations or in the Agreement executed between the parties, IAMSA through its representatives, shall proceed to request the occupant to remedy such violation within a period of three to thirty days, as established hereinafter.

VII. SANCTIONS FOR VIOLATION TO THE OBLIGATIONS IN THESE REGULATIONS.

A.	For the imposition of the sanctions the following procedure will be observed:

1.	The Committee through its representatives upon becoming aware of any violation to the Regulations, shall request the occupant of the Park to remedy the violation within the term that such Committee establishes, considering the nature of the violation, by means of a written notice specifying the violation and in such case the term to remedy the same.

If the occupant does not remedy the violation within the term established by the Committee, the occupant will be imposed the sanctions established in section 3 of this Chapter VII.

2.	The penalties or sanctions will vary depending on the nature of the action or the omission of the occupant, as follows:

a)	For establishing without prior authorization from IAMSA office buildings related with or as support for activities generated in the Industrial Park and/or spaces for the consumption and sale of food to the public, 30 minimum wages

b)	For prohibited uses of the building, as established in Chapter II, C of these Park Regulations, 40 to 60 minimum wages;

c)	For outdoor storage, garbage and trash, and allow street parking of automobiles, as provided for in Chapter III, fractions 3, 4 and 7 of these Park Regulations, 40 minimum wages;

d)	Independently of the sanctions established in the preceding paragraphs, the occupants will be imposed the following sanctions:

i.	For non-compliance with the stipulations of Chapter II of these Regulations, with no specific sanction, 30 to 90 minimum wages per day following the time limit established to remedy such violation by the Supervisory Committee.

ii.	For non-compliance with the stipulations of Chapter III of these Regulations, with no specific sanction, 40 to 90 minimum wages per day following the time limit established to remedy such violation by the Supervisory Committee.

iii.	For non-compliance with the stipulations of Chapter IV of these Regulations, with no specific sanction, 40 to 90 minimum wages per day following the time limit established to remedy such violation by the Supervisory Committee

e)	If the occupant fails to remedy the violation within the specified term, a penalty will be imposed that shall not be less than twice the initial sanction determined.

f)	In the event that the occupant, notwithstanding request made, and sanctions and penalties imposed, fails to remedy the violation and pay the amount of sanctions imposed within the specified term, IAMSA is authorized to:

i.	Remedy the situation omitted by occupant, and

ii.	Execute any actions that may legally proceed to obtain reimbursement of expenses that IAMSA may have incurred, as well as the amounts for penalties due to noncompliance, including attorney’s expenses and fees due to such actions.

g)	The occupant agrees that the sanction imposed due to any noncompliance, will not be enforced provided that such violation is remedied within the period of time determined by the Committee, otherwise the occupant in the same manner agrees, for the purposes of the preceding paragraph f), that such sanction be increased in 200% for each ten (10) days elapsed as of the expiration of the time due for payment of sanctions. In the event of continuance in delay for more than thirty (30) days, IAMSA will proceed to exercise any actions to obtain compliance, if necessary through judicial procedures, as stated above, in which case occupant will be obligated to pay attorney’s fees and any other expenses generated.

h)	It is perfectly understood that sanctions are established taking into account that noncompliance by the occupants of the Industrial Park represent an additional expenses to the PARK. If the delinquent party does not proceed under the terms required, IAMSA will reasonably proceed to remedy such noncompliance on behalf of defaulting party, and to enforce the penalty imposed, in addition to obtaining reimbursement of any expenses incurred thereby.

i)	It is understood that the amounts received as sanctions or any remaining amounts will be applied to cover costs originated in the correction or repair of any violation.

VIII. DAYCARE CENTER

A fee will be applied for each child that the company has using the services of the Day Care Center (“Guarderia Infantil Las Californias”). This fee ** will be determined by the Board of the Civil Association which is formed by one member of each company located in the Park.

IX. AMENDMENTS

This document will be amended eventually by the management of IAMSA together with the Committee, in order to keep it updated, due to changes that may become necessary.

The amendments will be delivered to occupants within ten (10) days following such amendment. The occupant expressly agrees to submit and act under the terms of these Regulations and its amendments, and to submit to the determinations of the Committee for the benefit of its property, its security and that of its employees and neighbors. Further, the occupant agrees to perform in accordance with such rules in order to improve its installations and maintain the value of its property.

INDUSTRIAS ASOCIADAS MAQUILADORAS, S. A. DE C. V.

By:	/s/ J. Ruiz

APPROVED AND EXPRESSLY ACCEPTED:

By:	/s/ Gary Waite
Gary Waite 08 Feb 2001

EXHIBIT E

GUARANTY

The Undersigned MASIMO Corporation, a Delaware Corporation, (hereinafter referred to as “Guarantor”), in consideration of the leasing of the Premises described in that certain Lease (hereinafter referred to as “Lease”) dated 1st day of February year 2001, between Industrias Asociadas Maquiladoras, S.A. de C.V., a Mexican corporation, whose address Km. 10.5 Carretera a San Luis R.C., Mexicali, B.C., México, as Landlord (hereinafter referred to as “Landlord”), and Industrial Vallera de Mexicali, S.A. de C.V., a mexican corporation, as tenant (hereinafter referred to as “Tenant”), does hereby convenant and agree as follows.

A)	The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under the pursuant of the Lease. If Tenant shall fail at any time in the payment of any rent or any other sums, costs, or changes whatsoever or in the performance of any of the other convenants and obligations of Tenant under or pursuant to the Lease and fail to cure such default with 14 day notice the time provided in the Lease, then the guarantor, at its expense, shall on demand of Landlord fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant under or pursuant to the Lease as obligations to be performed by Tenant under or pursuant to the Lease and, in addition, shall on Landlord’s demand pay to Landlord any and all sums due to Landlord pursuant to the lease including all interest and late charges on past charges on past due obligations of Tenant, reasonable costs advanced by Landlord, and all damages and reasonable expenses (including attorney fees and litigation costs), that may arise in consequence of Tenant’s default.

B)	The obligations of the guarantor hereunder are independent of, the obligations of Tenant. A separate action or actions may, at Landlord’s option, be brought and prosecuted against the guarantor undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The undersigned waives any right to require Landlord to proceeding against Tenant or pursue any other remedy in Landlord’s power whatsoever, any right to complain of delay in the enforcement of Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

C)	This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of or subletting permitted under, the Lease. The undersigned hereby waives notices of the any of the foregoing, and agrees that the liability of the undersigned hereunder shall debased upon the obligations, of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned. For the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, “Tenant” shall be deemed to include any and all assignees, subtenants, permittees or other directly or indirectly operating or conducting a business in or from the Premises, as fully as if any of the same were the named Tenant under the Lease.

D)	The undersigned’s obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given as security for Tenant’s obligations.

E-1

E) This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership, or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

F) If this Guaranty is signed by more than one party, their obligations shall be joint and several, and the release of one or such guarantors shall not release any other such guarantors.

G) Neuter terms should also refer, where applicable, to the feminine gender and the masculine gender; and the singular reference shall also include the plural of any word if the context so requires.

H) This Guaranty shall be applicable to, binding upon and inure to the benefit of the heirs, executors, administrators, representatives, successors and assigns of Landlords and the undersigned Landlord may, without notice, assign this Guaranty in whole or in part in connection with Landlord’s assignment of its inters under the Lease.

I) In the event the Landlord should institute any suite against the undersigned for violation of or to enforce any the convenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined, by the court and taxed as a part of the costs therein.

J) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

K) This Guaranty is made pursuant to, and shall be interpreted and applied in accordance with, the Laws of the State of California.

L) This Guaranty supercedes and replaces any and all previous letters of guaranty.

IN THE WITNESS WHEREOF, the undersigned has executed this Guaranty this 1st day of February 2001.

GUARANTOR

/s/ Gary Waite
Gary Waite

Vice-President
WITNESSES
A Corporation

E-2

[LOGO OF MASIMO]

March 14, 2006

Mr. Jose Luis Faus

Legal Representative

Industrias Asociadas Maquiladoras, S.A. de C.V.

P.O. Box 3159

Calexico, CA   92231

Dear Mr. Faus:

The following letter documents the agreement of Industrias Asociadas Maquiladoras, S.A. de C.V. (“IAMSA”) and Industrial Vallera de Mexicali, S.A. de C.V. (“IVEMSA”), to renew the Lease Agreement signed between IAMSA and IVEMSA on February 1, 2001 (the “Agreement”), for one additional year ending January 31, 2007, per Section IV(D) of the Agreement. The leased premises under the Agreement are described as follows:

Lot 5, block number 3 and 6 block East, with a total area of 20,892.22 square meters (224,881.76 square feet) and a portion of the building located at Calzada del Oro #2001 of Palaco Industrial Park in the city of Mexicali, Baja California, and of the building located thereon, as a shell building, with a constructed area of 8,825.79 square meters (95,000 square feet), which consist of a portion of the warehouse of the Scottsdale building Module 5 with a total area of 1,579.35 square meters (17,000 square feet) and the improvements thereon.

All other terms stipulated in the Agreement will remain valid and unchanged.

Best regards,

/S/ GARY WAITE	14 Mar 2006
Gary Waite V.P. Manufacturing Masimo Corporation

Accepted and agreed by the parties to the Agreement:

/S/ SERGIO TAGLIAPIETRA	15 Mar 2006	/s/ JOSE LUIS FAUS
Sergio Tagliapietra Legal Representative		Jose Luis Faus Legal Representative

LEASE AMENDMENT

THIS AMENDMENT to Lease Agreement (“Amendment”) is entered into as of December 19, 2006, by and between INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., hereinatter referred to as “LESSOR”, represented by Mr. Jose Luis Faus Sotelo, and INDUSTRIAL VALLERA DE MEXICALI S.A DE C.V., hereinafter referred to as “LESSEE”, represented by its legal representative, Mr. Sergio Tagliapietra Nassri, pursuant to the following recitals and clauses:

RECITALS:

Both parties declare:

I.	That LESSOR and the LESSEE have entered into a Lease Agreement dated on February 1, 2001 (hereinafter referred to, as amended, as the “Lease Agreement), whereby LESSOR leased a portion of an existing building to LESSEE, located in lot number 5, block number 3 & lot number 6 block East, identified as portion of the warehouse of the “Scottsdale” building module 5 with a total area of 17,000 square feet, hereinafter referred to as “Leased Property.”

II.

That on the Clause IV of such agreement, identified as “Lease Term and Commencement Date”, both parties agreed in an original 5 (five) years “Lease term”, binding for the parties; according to this, such term started on last February 1st, 2003 and shall end in January 31st of 2006.

III.	That on March 14, 2006 LESSOR and LESSEE expressly amended the referred “Lease Agreement” by the execution of a Letter of Renewal that extended the “Lease Term” for 1 (one) additional year to expire or end on January 31, 2007 (described as follows as “Expiration Date”). A true and correct copy of the Lease Agreement (including all amendments and modifications thereto) is attached hereto as Exhibit “A”.

IV.	That it is their intention to execute this Amendment to amend the Lease Agreement described in the last paragraph, pursuant to the terms and conditions set forth below, according to the intention of the parties of extending the “Lease Term” and to consider an early termination option of the Lease Agreement.

V.	That the powers of attorney under which they represented LESSOR and LESSEE are still in effect, and that such have not been revoked or limited in any manner, and consequently they mutually acknowledge their capacity for all legal purposes;

Pursuant to the above the parties agree as follows:

CLAUSES:

FIRST: LESSOR and LESSEE expressly agree to amend the “Lease Term” and the “Expiration Date” of the Lease Agreement as follows: The Lease Term and the Expiration Date shall be extended by fifteen (15) months, with a resulting “Expiration Date” of June 30, 2008.

SECOND: It is perfectly understood and so accepted by LESSEE that the Guaranty granted under the terms of Clause XXVI, paragraph N) of the Lease Agreement executed, will be understood to be extended so as to cover the extended Lease Term as provided in this

20

Amendment, without any need to amend said Guaranty. Guarantor in this act acknowledges and accepts full responsibility for this amendment to the Lease Agreement.

THIRD: LESSOR and LESSEE expressly agree to amend and modify clause IV of the “Lease Agreement” identified as “Lease Term and Commencement Date”, to add a final paragraph as follows:

“....E.- Early Termination of Lease Agreement. In the event that LESSOR and LESSEE enter into a new lease for additional premises in any LESSOR development (the “Additional Premises”), LESSEE shall have the right to terminate this Lease Agreement upon the delivery of written notice to LESSOR. LESSEE’s termination right under this paragraph may be exercised at any time after LESSEE’s commencement of beneficial occupancy of the Additional Premises and shall be effective upon delivery to LESSOR, at which time this Lease Agreement shall terminate.”

FOURTH: All other terms and conditions of the Lease Agreement, including the Rent terms, the date of commencement, guaranty and all stipulations contained therein will remain and continue in full force and effect as contained in the Lease Amendment, as the same is modified by this Amendment. Accordingly, except as expressly amended by this Amendment, the Lease Agreement shall remain unmodified and in full force and effect.

FIFTH: This document referrers to all of the amendments made previously to the Lease Agreement, and forms part of the same as one whole document; both contain the conditions and promises made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

SIXTH: As provided for in the Lease Agreement, the parties hereunder agree that with respect to all matters related to the interpretation and compliance of this Amendment and the Lease Agreement, the parties expressly submit to the jurisdiction of the Civil Courts of the City of Mexicali, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

IN WITNESS WHEREOF this document is signed in duplicate in this City of Mexicali, Baja California, on this 19th day of December of the year two thousand and six.

INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V.	INDUSTRIAL VALLERA DE MEXICALI S.A. DE C.V.

/s/ Jose Luis Faus Sotelo	/s/ Sergio Tagliapietra Nassri
Jose Luis Faus Sotelo Legal Representative	Sergio Tagliapietra Nassri Legal Representative

GUARANTOR: Masimo Corporation

/s/ Gary Waite	19 Dec 2006
Gary Waite
Vice President of Manufacturing

WITNESSES:

/s/ EUGENIO LAGARDE	/s/ Mónica Villalobos Escobar

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